Exhibit 99.1

West Announces Second-Quarter 2021 Results
- Conference Call Scheduled for 9 a.m. EDT Today -

Exton, PA, July 29, 2021 – West Pharmaceutical Services, Inc. (NYSE: WST) today announced its financial results for the second-quarter 2021 and updated full-year 2021 financial guidance.

Second-Quarter 2021 Summary (comparisons to prior-year period)
•Net sales of $723.6 million grew 37.3%; organic sales growth was 30.6%.
•Reported-diluted EPS of $2.47 increased 104%.
•Adjusted-diluted EPS of $2.46 increased 97%.
•Company is raising full-year 2021 net sales guidance to a new range of $2.760 billion to $2.785 billion, compared to a prior range of $2.630 billion to $2.655 billion.
•Company is raising full-year 2021 adjusted-diluted EPS guidance to a new range of $8.05 to $8.20, compared to a prior range of $6.95 to $7.10.

“Adjusted-diluted EPS” and “organic sales growth” are Non-U.S. GAAP measurements. See discussion under the heading “Non-U.S. GAAP Financial Measures” in this release.

“Our strong second quarter performance was driven by continued momentum in organic sales growth in both our base business as well as increased demand for our products associated with COVID-19 vaccines,” said Eric M. Green, President and Chief Executive Officer. “Guided by our mission, our dedicated team members remain focused on meeting the increased demand for our high-value product (HVP) components. Our market-led strategy coupled with our scientific leadership and regulatory insights in primary packaging and delivery of injectable drugs have resonated with our customers, resulting in a high participation rate on newly approved molecular entities, especially large molecule therapies. Over the past year and half, we have accelerated capital spending and expanded global HVP manufacturing capacity. Based on growing future demand from our customers, we are announcing another tranche of capital spending to expand HVP capacity that we expect will be ready for production in 2022. Given the strong first half of the year, we are raising our full-year financial guidance.”

Proprietary Products Segment
Net sales grew by 47.0% to $587.3 million. Organic sales growth was 39.3%, with currency translation increasing sales growth by 770 basis points. HVP sales represented over 70% of segment sales and generated double-digit organic sales growth, led by customer demand for Westar®, NovaPure®, FluroTec®, Daikyo® and Envision® components.

The Biologics and Pharma market units had strong double-digit organic sales growth, and the Generics market unit had low-single digit organic sales growth.

Contract-Manufactured Products Segment
Net sales grew by 6.7% to $136.4 million. Organic sales growth was 3.2% with currency translation increasing sales growth by 350 basis points. Segment performance was led by sales of healthcare-related injection and diagnostic devices.

Financial Highlights (first six months of 2021)
Operating cash flow was $233.1 million, an increase of 13.6%. Capital expenditures were $111.6 million, an increase of 61% over the same period last year. Free cash flow (operating cash flow minus capital expenditures) was $121.5 million, a decrease of 10.7%.

During the first-half 2021, the Company repurchased 479,000 shares for $137.1 million at an average share price of $286.23 under its share repurchase program.

Our capital and financial resources, including overall liquidity, remain strong. We believe that cash on hand and cash generated from operations, together with availability under our $300.0 million multi-currency revolving credit facility, will be adequate to address our foreseeable liquidity needs based on our current expectations of our business operations, capital expenditures and scheduled payments of debt obligations.

Full-Year 2021 Financial Guidance
•Full-year 2021 net sales are expected to be in a range of $2.760 billion to $2.785 billion, compared to a prior guidance range of $2.630 billion to $2.655 billion.
◦Organic sales growth is expected to be in a range of 24% to 25%, compared to a prior range of 19% to 20%.
◦Net sales guidance includes an estimated full-year 2021 benefit of $80 million based on current foreign exchange rates, compared to a prior estimated benefit of $75 million.
•Full-year 2021 adjusted-diluted EPS is expected to be in a range of $8.05 to $8.20, compared to a prior range of $6.95 to $7.10.
◦Full-year adjusted-diluted EPS guidance range includes an estimated benefit of approximately $0.27 based on current foreign currency exchange rates, compared to a prior estimated benefit of $0.23.
◦The revised guidance includes a $0.24 EPS positive impact from first-half 2021 tax benefits from stock-based compensation.
◦For the remainder of the year, our EPS guidance range assumes a tax rate of 23% and does not include potential tax benefits from stock-based compensation. Any tax benefits associated with stock-based compensation beyond those recorded in the first-half 2021 would provide a positive adjustment to our full-year EPS guidance.

Second-Quarter 2021 Conference Call
The Company will host a conference call to discuss the results and business expectations at 9:00 a.m. Eastern Time today. To participate on the call please dial 877-930-8295 (U.S.) or 253-336-8738 (International). The conference ID is 3089097.

A live broadcast of the conference call will be available at the Company’s website, www.westpharma.com, in the “Investors” section. Management will refer to a slide presentation during the call, which will be made available on the day of the call. To view the presentation, select “Presentations” in the “Investors” section of the Company’s website.

An online archive of the broadcast will be available at the website three hours after the live call and will be available through Thursday, August 5, 2021, by dialing 855-859-2056 (U.S.) or 404-537-3406 (International) and entering conference ID 3089097.

Investor Contact:	Media Contact:
Quintin Lai	Michele Pelkowski
Vice President, Investor Relations	Vice President, Global Communications
(610) 594-3318	(610) 594-3054
Quintin.Lai@westpharma.com	Michele.Pelkowski@westpharma.com

Forward-Looking Statements

Certain forward-looking statements appear in this release and include such words as “raising,” “believe,” “potential,” "increased," "future," “remain,” “growing,” “expect,” “foreseeable,” “expected,” “to be,” “includes,” “estimated,” “assumes,” “would provide,” and other similar terminology. These statements reflect management’s current expectations regarding future events and operating performance and speak only as of the date of this release. There is no certainty that actual results will be achieved in-line with current expectations. These forward-looking statements involve a number of risks and uncertainties. The following are some of the factors that could cause our actual results to differ materially from those expressed in or underlying our forward-looking statements: the duration and severity of the global COVID-19 pandemic, including prevailing economic conditions and general uncertainties relating thereto that may be unknown and unforeseeable; customers’ changing inventory requirements and manufacturing plans and customer decisions to move forward with our new products and product categories, including any re-prioritization of product needs due to COVID-19; other potential impacts from COVID-19, including interruptions or weaknesses in our supply chain, illness in our workforce and access to transport for our products; average profitability, or mix, of the products we sell; dependence on third-party suppliers and partners; increased raw material costs; fluctuations in currency exchange; and the ability to meet development milestones with key customers. This list of important factors is not all inclusive. For a description of certain additional factors that could cause the Company’s future results to differ from those expressed in any such forward-looking statements, see Part I Item 1A , entitled “Risk Factors,” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

Except as required by law or regulation, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Non-U.S. GAAP Financial Measures

For the purpose of aiding the comparison of our year-over-year results, we may refer to net sales and other financial results excluding the effects of changes in foreign currency exchange rates. Organic net sales exclude the impact from acquisitions and/or divestitures and translate the current-period reported sales of subsidiaries whose functional currency is other than the U.S. Dollar at the applicable foreign exchange rates in effect during the comparable prior-year period. We may also refer to financial results excluding the effects of unallocated items. The re-measured results excluding effects from currency translation and excluding the effects of unallocated items are not in conformity with U.S. generally accepted accounting principles (“U.S. GAAP”) and should not be used as a substitute for the comparable U.S. GAAP financial measures. The non-U.S. GAAP financial measures are incorporated into our discussion and analysis as management uses them in evaluating our results of operations and believes that this information provides users a valuable insight into our overall performance and financial position. A reconciliation of these adjusted Non-U.S. GAAP measures to the comparable U.S. GAAP financial measures is included in the accompanying tables.

WEST PHARMACEUTICAL SERVICES, INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
(in millions, except per share data)

	Three Months Ended June 30,				Six Months Ended June 30,
	2021		2020		2021		2020
Net sales	$723.6	100%	$527.2	100%	$1,394.3	100%	$1,018.7	100%
Cost of goods and services sold	408.5	56	332.1	63	807.3	58	656.6	64
Gross profit	315.1	44	195.1	37	587.0	42	362.1	36
Research and development	13.8	2	10.8	2	26.0	2	21.5	2
Selling, general and administrative expenses	92.7	13	77.7	15	172.9	12	149.5	15
Other expense (income), net	(2.7)	—	3.0	—	1.2	—	(0.5)	—
Operating profit	211.3	29	103.6	20	386.9	28	191.6	19
Interest expense, net	1.7	—	1.8	1	3.5	—	3.0	—
Other nonoperating (income) expense	(1.4)	—	(0.2)	—	(2.5)	—	0.1	—
Income before income taxes	211.0	29	102.0	19	385.9	28	188.5	19
Income tax expense	32.3	4	16.0	3	61.0	5	31.0	3
Equity in net income of affiliated companies	(8.6)	(1)	(5.2)	(1)	(13.6)	(1)	(8.0)	(1)
Net income	$187.3	26%	$91.2	17%	$338.5	24%	$165.5	16%

Net income per share:
Basic	$2.53		$1.24		$4.58		$2.24
Diluted	$2.47		$1.21		$4.47		$2.19

Average common shares outstanding	74.0		73.8		74.0		73.8
Average shares assuming dilution	75.7		75.5		75.8		75.5

WEST PHARMACEUTICAL SERVICES
REPORTING SEGMENT INFORMATION
(UNAUDITED)
(in millions)

	Three Months Ended June 30,		Six Months Ended June 30,
Net Sales:	2021	2020	2021	2020
Proprietary Products	$587.3	$399.5	$1,131.0	$773.0
Contract-Manufactured Products	136.4	127.8	263.5	245.9
Eliminations	(0.1)	(0.1)	(0.2)	(0.2)
Consolidated Total	$723.6	$527.2	$1,394.3	$1,018.7

Gross Profit:
Proprietary Products	$292.3	$170.8	$544.2	$320.9
Contract-Manufactured Products	22.8	24.3	42.8	41.2
Gross Profit	$315.1	$195.1	$587.0	$362.1
Gross Profit Margin	43.5%	37.0%	42.1%	35.5%

Operating Profit (Loss):
Proprietary Products	$216.2	$112.2	$398.8	$205.4
Contract-Manufactured Products	18.7	20.5	35.1	33.3
Stock-based compensation expense	(10.3)	(12.3)	(16.2)	(17.7)
General corporate costs	(13.4)	(14.4)	(27.3)	(27.0)
Adjusted Operating Profit	$211.2	$106.0	$390.4	$194.0
Adjusted Operating Profit Margin	29.2%	20.1%	28.0%	19.0%

Other unallocated items	0.1	(2.4)	(3.5)	(2.4)
Reported Operating Profit	$211.3	$103.6	$386.9	$191.6
Reported Operating Profit Margin	29.2%	19.7%	27.7%	18.8%

WEST PHARMACEUTICAL SERVICES
RECONCILIATION OF NON-U.S. GAAP MEASURES (UNAUDITED)
Please refer to “Non-U.S. GAAP Financial Measures” for more information
(in millions, except per share data)

Reconciliation of Reported and Adjusted Operating Profit, Net Income and Diluted EPS

Three months ended June 30, 2021	Operating profit	Income tax expense	Net income	Diluted EPS
Reported (U.S. GAAP)	$211.3	$32.3	$187.3	$2.47
Unallocated items:
Restructuring and related charges (1)	1.0	0.3	0.7	0.01
Pension Settlement (2)	—	—	0.1	—
Amortization of Acquisition-related Intangible Assets (3)	0.2	—	0.7	0.01
Cost investment activity (4)	(1.3)	(0.3)	(1.0)	(0.01)
Tax law changes (5)	—	1.4	(1.4)	(0.02)
Adjusted (Non-U.S. GAAP)	$211.2	$33.7	$186.4	$2.46

Six months ended June 30, 2021	Operating profit	Income tax expense	Net income	Diluted EPS
Reported (U.S. GAAP)	$386.9	$61.0	$338.5	$4.47
Unallocated items:
Restructuring and related charges (1)	2.2	0.5	1.7	0.02
Pension Settlement (2)	—	0.2	0.6	0.01
Amortization of Acquisition-related Intangible Assets (3)	0.4	0.1	1.4	0.02
Cost investment activity (4)	0.9	(0.3)	1.2	0.01
Tax law changes (5)	—	1.4	(1.4)	(0.02)
Adjusted (Non-U.S. GAAP)	$390.4	$62.9	$342.0	$4.51

Three months ended June 30, 2020	Operating profit	Income tax expense	Net income	Diluted EPS
Reported (U.S. GAAP)	$103.6	$16.0	$91.2	$1.21
Pension Settlement (2)	—	0.2	0.7	0.01
Severance related costs (1)	2.2	0.6	1.6	0.02
Amortization of Acquisition-related Intangible Assets (3)	0.2	—	1.1	0.01
Adjusted (Non-U.S. GAAP)	$106.0	$16.8	$94.6	$1.25

Six months ended June 30, 2020	Operating profit	Income tax expense	Net income	Diluted EPS
Reported (U.S. GAAP)	$191.6	$31.0	$165.5	$2.19
Pension Settlement (2)	—	0.5	1.8	0.02
Severance related costs (1)	2.2	0.6	1.6	0.02
Amortization of Acquisition related Intangible Assets (3)	0.2	—	2.1	0.03
Adjusted (Non-U.S. GAAP)	$194.0	$32.1	$171.0	$2.26

(1)During the three and six months ended June 30, 2021, the Company recorded $1.0 million and $2.2 million, respectively, in restructuring and related charges in connection with its 2020 plan to optimize certain organizational structures within the Company. During the three and six months ended June 30, 2020, the Company recorded $2.2 million of severance related costs.

(2)During the three and six months ended June 30, 2021, and June 30, 2020, the Company recorded a pension settlement charge of $0.1 million, $0.7 million, $0.9 million and $2.3 million, respectively, within other nonoperating (income) expense, as it determined that normal-course lump-sum payments for our U.S. qualified defined benefit pension plan exceeded the threshold for settlement accounting.

(3)During the three and six months ended June 30, 2021, the Company recorded $0.2 million and $0.4 million, respectively, of amortization expense within operating profit associated with an intangible asset acquired during the second quarter of 2020. During the three and six months ended June 30, 2021, the Company recorded $0.5 million and $1.0 million, respectively, of amortization expense in association with an acquisition of increased ownership interest in Daikyo. During the three and six months ended June 30, 2020, the Company recorded $0.2 million of amortization expense within operating profit associated with an intangible asset acquired during the second quarter of 2020. During the three and six months ended June 30, 2020, the Company recorded $1.0 million and $2.0 million, respectively, of amortization expense in association with an acquisition of increased ownership interest in Daikyo.

(4)During the three months ended June 30, 2021, we recorded a net gain on the sale of one of the Company's cost investments of $1.3 million. During the six months ended June 30, 2021, we recorded a $2.2 million impairment charge on one of our cost investments, partially offset by the net gain on the sale of a cost investment.

(5)During the three and six months ended June 30, 2021, the Company recorded a tax benefit of $1.4 million due to the impact of a United Kingdom tax law change enacted during the quarter.

WEST PHARMACEUTICAL SERVICES
RECONCILIATION OF NON-U.S. GAAP FINANCIAL MEASURES (UNAUDITED)
Please refer to “Non-U.S. GAAP Financial Measures” for more information
(in millions, except per share data)

Reconciliation of Net Sales to Organic Net Sales (6)

Three months ended June 30, 2021	Proprietary	CM	Eliminations	Total
Reported net sales (U.S. GAAP)	$587.3	$136.4	$(0.1)	$723.6
Effect of changes in currency translation rates	(30.6)	(4.6)	—	(35.2)
Organic net sales (Non-U.S. GAAP) (6)	$556.7	$131.8	$(0.1)	$688.4

Six months ended June 30, 2021	Proprietary	CM	Eliminations	Total
Reported net sales (U.S. GAAP)	$1,131.0	$263.5	$(0.2)	$1,394.3
Effect of changes in currency translation rates	(52.9)	(8.9)	—	(61.8)
Organic net sales (Non-U.S. GAAP) (6)	$1,078.1	$254.6	$(0.2)	$1,332.5

(6)Organic net sales exclude the impact from acquisitions and/or divestitures and translate the current-period reported sales of subsidiaries whose functional currency is other than the U.S. Dollar at the applicable foreign exchange rates in effect during the comparable prior-year period.

WEST PHARMACEUTICAL SERVICES
RECONCILIATION OF NON-U.S. GAAP FINANCIAL MEASURES (UNAUDITED)
Please refer to “Non-U.S. GAAP Financial Measures” for more information
(in millions, except per share data)

Reconciliation of Reported-Diluted EPS Guidance to Adjusted-Diluted EPS Guidance

	2020 Actual	2021 Guidance	% Change
Reported-diluted EPS (U.S. GAAP)	$4.57	$7.99 to $8.14	74.8% to 78.1%
Restructuring and related charges	0.07	0.02	—
Pension settlement	0.04	0.01	—
Amortization of acquisition-related intangible assets	0.05	0.04	—
Cost investment activity	0.03	0.01	—
Tax law change	—	(0.02)	—
Adjusted-diluted EPS (Non-U.S. GAAP) (7)	$4.76	$8.05 to $8.20	69.1% to 72.3%

Notes:

See “Full-year 2021 Financial Guidance” and “Non-U.S. GAAP Financial Measures” in today’s press release for additional information regarding adjusted-diluted EPS.

(7)We have opted not to forecast 2021 tax benefits from stock-based compensation in upcoming quarters, as they are out of the Company’s control. Instead, we recognize the benefits as they occur. In the first-half 2021, tax benefits associated with stock-based compensation increased adjusted-diluted EPS by $0.24. Any future tax benefits associated with stock-based compensation that we receive in 2021 would provide a positive adjustment to our full-year EPS guidance. In full-year 2020, tax benefits associated with stock-based compensation increased adjusted-diluted EPS by $0.27.

WEST PHARMACEUTICAL SERVICES
CASH FLOW ITEMS
(UNAUDITED)
(in millions)

	Six Months Ended June 30,
	2021	2020
Depreciation and amortization	$57.9	$52.2
Operating cash flow	$233.1	$205.2
Capital expenditures	$111.6	$69.2

WEST PHARMACEUTICAL SERVICES
FINANCIAL CONDITION
(UNAUDITED)
(in millions)

	As of June 30, 2021	As of December 31, 2020
Cash and cash equivalents	$576.2	$615.5
Accounts receivable, net	$480.5	$385.3
Inventories	$345.2	$321.3
Accounts payable	$205.1	$213.1
Debt	$254.1	$255.2
Equity	$2,032.6	$1,854.5
Working capital	$1,004.4	$870.3

Trademark Notices

Trademarks and registered trademarks are the property of West Pharmaceutical Services, Inc., in the United States and other jurisdictions, unless noted otherwise.

Daikyo®, Daikyo Crystal Zenith® and Daikyo CZ® are registered trademarks of Daikyo Seiko, Ltd. Daikyo Crystal Zenith technologies are licensed from Daikyo Seiko, Ltd.